Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CORPORATE CAPITAL TRUST RECEIVES INVESTMENT GRADE RATING

— Kroll Bond Rating Agency, Inc. assigns BBB Rating with a stable outlook —

(ORLANDO, Fla.) June 30, 2015 — Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, received an issuer and senior unsecured debt rating of BBB from Kroll Bond Rating Agency, Inc. (KBRA) on June 26. The rating agency also issued Corporate Capital Trust a stable outlook.

In its report, KBRA indicated the rating reflected the company’s low leverage, well-diversified portfolio, limited exposure to equity investments, and investment performance. KBRA also noted the strength of KKR and CNL and the broad access to direct investment opportunities in private credit offered by Corporate Capital Trust.

“We are pleased with KBRA’s BBB rating,” said Steve Shackelford, president and chief financial officer of Corporate Capital Trust. “It confirms the strength of the collaboration of CNL and KKR and underscores the emphasis we place on risk management in our underwriting process.”

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

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About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR & Co., L.P. is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the U.S. Securities and Exchange Commission (SEC). The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at SEC.gov and CorporateCapitalTrust.com, and may be obtained by calling 866-650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the attorney general of the state of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of terms such as “may,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect,” the negative of such terms, and other comparable terminology. Although Corporate Capital Trust, Inc. (the “Company”) believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: persistent economic weakness at the global or national level, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global capital market conditions, the Company’s ability to obtain or maintain credit lines or credit facilities on satisfactory terms, changes in interest rates, availability of proceeds from the Company’s offering of shares, the Company’s ability to identify suitable investments, the Company’s ability to close on identified investments, the Company’s ability to maintain its qualification as a regulated investment company and as a business development company, the ability of the Company’ Advisors (defined below) and their affiliates to attract and retain highly talented professionals, inaccuracies of the Company’s accounting estimates, the ability of the Company’s Advisors to locate suitable borrowers for the Company’s loans, and the ability of

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such borrowers to make payments under their respective loans. Given these uncertainties, the Company cautions investors to not place undue reliance on such statements, which apply only as of the date made. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements in this press release that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as required by law. The forward-looking statements in this press release should be read in light of the risk factors identified in the “Risk Factors” section of the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements and projections contained in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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